UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry Into a Material Definitive Agreement.

On April 27, 2009, Alexandria Real Estate Equities, Inc. (the “Company”), Alexandria Real Estate Equities, L.P., as guarantor (the “Guarantor”), and Wilmington Trust Company, as trustee, entered into an indenture (the “Indenture”) governing the terms of the Company’s 8.00% Senior Convertible Notes due 2029 (the “Notes”).

The Notes are senior unsecured obligations of the Company. Interest on the Notes will be payable in cash on April 15 and October 15 of each year, beginning on October 15, 2009, until the maturity date of April 15, 2029 or earlier repurchase or redemption. The Company’s obligations to pay principal and interest on the Notes are guaranteed by the Guarantor.

The Notes have an initial conversion rate, subject to adjustment, of 24.1546 shares of the Company’s common stock for each $1,000 principal amount of the Notes, representing a conversion price of approximately $41.40 per share of the Company’s common stock and a conversion premium of approximately 15% based on the April 21, 2009 closing sale price of the Company’s common stock as reported on the New York Stock Exchange of $36.00 per share.

Holders of the Notes may convert their Notes into cash, shares of the Company’s common stock, or a combination thereof prior to stated maturity only under the following circumstances: (1) the Notes will be convertible during any calendar quarter after the calendar quarter ending June 30, 2009, if the closing sale price of the Company’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds or is equal to 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; (2) the Notes will be convertible during the five consecutive business days immediately after any five consecutive trading day period (the “Note Measurement Period”) in which the average trading price per $1,000 principal amount of Notes was equal to or less than 98% of the average conversion value of the Notes during the Note Measurement Period; (3) the Notes will be convertible upon the occurrence of specified corporate transactions; (4) the Notes will be convertible if the Company has called the Notes for redemption; and (5) the Notes will be convertible at any time from, and including, March 15, 2029 until the close of business on the business day immediately preceding April 15, 2029 or earlier redemption or repurchase. Upon conversion, holders of Notes will receive cash, shares of the Company’s common stock, or a combination thereof, as the case may be, at the Company’s election.

A holder that surrenders Notes for conversion in connection with a “make-whole fundamental change” that occurs before April 20, 2014 may in certain circumstances be entitled to an increased conversion rate, which conversion rate shall not exceed 27.7778 shares of the Company’s common stock for each $1,000 principal amount of the Notes.

Prior to April 20, 2014, the Company will not have the right to redeem the Notes, except to preserve its qualification as a real estate investment trust. On and after that date, the Company has the right to redeem the Notes, in whole or in part, at any time and from time to time, for cash equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date.

Holders of the Notes may require the Company to repurchase their Notes, in whole or in part, on April 15, 2014, April 15, 2019 and April 15, 2024 for cash equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date.

If certain fundamental change transactions occur, holders of the Notes may require the Company to repurchase their Notes, in whole or in part, for cash equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default, including nonpayment of principal or interest on the Notes, the Company’s failure to satisfy its conversion obligations with respect to the Notes, breach of certain covenants, defaults under certain other debt obligations, and certain events of bankruptcy or insolvency. Upon the occurrence of an event of default that remains uncured after any specified cure period, the maturity of the Notes may be accelerated.

The Company will not file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. As a result, the Holder may only resell its Notes or common stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Wilmington Trust Company also acts as the trustee under an indenture, dated January 17, 2007, among the Company, the Guarantor and Wilmington Trust Company, governing the terms of the Company’s 3.70% Convertible Senior Notes due 2027.

Item 3.02               Unregistered Sale of Equity Securities.

On April 27, 2009, Alexandria Real Estate Equities, Inc. (the “Company”) issued and sold $240 million aggregate principal amount of the Notes (including $15 million aggregate principal amount of the Notes pursuant to the exercise of an over-allotment option by the initial purchasers) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers resold the Notes to qualified institutional buyers for an aggregate offering price of $240 million, pursuant to the exemption from registration provided by Rule 144A under the Securities Act, and received fees of $6.6 million.

The Notes and any shares of the Company’s common stock that may be issued upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The information provided in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits.

(d)              Exhibits.

(4)              Instruments Defining the Rights of Security Holders, Including Indentures

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, a copy of the Indenture is not filed as an exhibit to this Current Report on Form 8-K. The Company will furnish a copy thereof to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: May 1, 2009	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer